Exhibit 99.1
BASE SALARY TABLE
FOR
CURRENT NAMED EXECUTIVE OFFICERS (“NEOs”)
FOR 2006 PROXY STATEMENT(a)
	Base Salary	2006 Base Salary
(12/31/05)
Name and principal position	($ )	($ )

Salvatore Iannuzzi	650,000(b)	1,000,000(c)
President and Chief
Executive Officer
Todd A. Abbott	450,000	500,000
Senior Vice President—
Worldwide Sales

(a)	This table only shows information for current officers of the Company. Messrs. Bruno, Hewlin and Lieb, whose resignations from the Company were effective as of February 22, 2006, will be named as NEOs in the 2006 Proxy Statement.

(b)	In August 2005, Mr. Iannuzzi’s base salary was increased from $450,000 to $650,000 in recognition of his new position as Interim Chief Executive Officer.

(c)	In January 2006, Mr. Iannuzzi was appointed to the role of President and Chief Executive Officer.